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                                                                    EXHIBIT 23.3

                                  [LETTERHEAD]


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 18, 1994 relating to the consolidated statements of income, stockholders' equity, and cash flows of United Community Bancshares, Inc. and Subsidiary (formerly Signal Bancshares, Inc. and Subsidiary), as of and for the year ended December 31, 1993, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                          /s/ LEININGER & LEININGER, LTD

Plymouth, Minnesota
October 21, 1996